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                                                                 Exhibit 10.06

                           1996 NON-OFFICER DIRECTORS
                                STOCK OPTION PLAN


1.   PURPOSE.

     This 1996 Non-Officer Directors Stock Option Plan (the "Plan") of N-T Holdings, Inc. or such other name as N-T Holdings, Inc. may adopt, a Delaware corporation (the "Company"), is intended to promote the best interests of the Company and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable non-officer directors and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders. The options granted hereunder are not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as incentive stock options.

2.   AMOUNT AND SOURCE OF STOCK.

     The shares of stock subject to options shall be shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"). The total number of shares of Class B Common Stock which may be the subject of options granted pursuant to this Plan shall be limited so that the total number of shares of Class B Common Stock issued upon the exercise of options granted under this Plan shall not exceed 390,000, subject to adjustment as provided in
Section 10 of this Plan. In the event that any option granted hereunder expires or is terminated or canceled prior to its exercise in full for any reason, the shares subject to such option shall be added to the shares of Class B Common Stock otherwise available for issuance pursuant to the exercise of options under this Plan.

3.   ADMINISTRATION OF THE PLAN.

     (a) DUTIES AND POWERS OF THE COMMITTEE. This Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") comprised of two or more members of the Board, selected by the Board (the "Committee"). Such members of the Committee may, but need not be, "Non-Employee Directors" as defined in Rule 16b-3(b)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the respective option agreements and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee shall have no authority with respect to the selection from among the eligible individuals to whom options are to be granted (any such individual being hereinafter referred to as the "optionee" or the "holder") or the number or maximum number of shares of Class B Common Stock subject to any option that is


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granted to an eligible individual.  The selection of optionees and the number of shares subject to each option shall be determined in accordance with Section 4 of this Plan.

     (b) MAJORITY RULE. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

     (c) COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. Members of the Committee shall not receive compensation for their services as members but all expenses and liabilities they incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or the options and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

4.   GRANT OF STOCK OPTIONS.

     (a) ELIGIBILITY. All non-officer directors of the Company, who are not eligible to receive options under the 1996 Stock Option Plan for Officers and Key Employees of the Company, (the "1996 Plan"), shall be eligible to receive options hereunder (the "Eligible Directors").

     (b)  STOCK OPTION GRANTS.

          (i) The Committee shall, subject to the applicable limits of this Plan, automatically grant each Eligible Director, upon being elected to the Board, options to purchase 10,000 shares of Class B Common Stock.

          (ii) The Committee shall, subject to the applicable limits of this Plan, automatically grant each Eligible Director annually options to purchase 5,000 shares of Class B Common Stock on the 31st day of December in each calendar year commencing December 31, 1996; provided that the optionee shall not have been eligible to receive options under the 1996 Plan for all or any part of the preceding 12-month period and shall have served on the Board the entire preceding 12-month period. If additional Eligible Directors are hereafter appointed to the Board, the Committee shall, subject to the applicable limits of this Plan, automatically grant annually each such person options to purchase 5,000 shares of Class B Common Stock on the 31st day of December in each calendar year commencing with the first


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     December 31st following the date on which such director was appointed; so long as the director is then eligible for the granting of options pursuant to this Plan and has not been eligible to receive options under the 1996 Plan for all of the preceding 12-month period, and, such director shall have served on the Board the entire preceding 12-month period. If the number of shares of Class B Common Stock which may be the subject of options under this Plan is not sufficient to make all automatic grants required to be made pursuant to this Plan on the applicable date, the number of shares of Class B Common Stock subject to the options granted to each director shall be reduced on a pro rata basis.

     (c) OPTION PRICE. The exercise price for the shares of Class B Common Stock purchasable under any option granted hereunder shall be an amount equal to 100 percent of the Fair Market Value of the Class B Common Stock on the date of grant. For purposes of this Plan, the "Fair Market Value" of the Class B Common Stock on a given date shall be based upon: (i) the closing price per share of the Class B Common Stock on the principal exchange on which the Class B Common Stock is then trading, if any, on such date, or, if the Class B Common Stock was not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Class B Common Stock was not traded on an exchange but is quoted on the National Association of Securities Dealers Automatic Quotation System ("Nasdaq") or a successor quotation system, (1) the last sales price (if the Class B Common Stock is then listed as a National Market Issue under the NASD National Market System), or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Class B Common Stock on such date as reported by Nasdaq or such successor quotation system; or
(iii) if the Class B Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Class B Common Stock on such date as determined in good faith by the Committee; or (iv) if the Class B Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

5.   TERMS AND CONDITIONS OF OPTIONS; VESTING.

     (a) COMMENCEMENT OF EXERCISABILITY. Subject to Sections 5(b) and (c), and Sections 7, 8 and 14, each option granted under this Plan shall become exercisable in four cumulative installments as follows:

          (i) The first installment shall consist of 25 percent of the shares of Class B Common Stock covered by the option and shall become exercisable on the first anniversary of the date of grant;

          (ii) The second installment shall consist of 25 percent of the shares of Class B Common Stock covered by the option and shall become exercisable on the second anniversary of the date of grant;


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          (iii)  The third installment shall consist of 25 percent of the shares of Class B Common Stock covered by the option and shall become exercisable on the third anniversary of the date of grant; and

          (iv) The fourth installment shall consist of all remaining shares of Class B Common Stock covered by the option and shall become exercisable on the fourth anniversary of the date of grant.

     (b) VESTING CUMULATIVE. The installments provided for in this Section 5 are cumulative. Each such installment which becomes exercisable pursuant to
Section 5(a) shall remain exercisable until such installment becomes unexercisable under Section 7. No portion of an option which is unexercisable at Termination of Directorship (as defined in Section 7) shall thereafter be exercisable.

     (c) STOCK OPTION AGREEMENT. Subject to Section 14, the grant of options by the Committee shall be effective as of the date of grant; provided, however, that no option granted hereunder shall be exercisable unless and until the holder shall enter into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company) and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

6.   EXERCISE OF OPTIONS.

     (a) PERSON ELIGIBLE TO EXERCISE. During the lifetime of the optionee, only he, his guardian, legal representative or other person approved by the Committee in its sole discretion and described in the terms of the agreement documenting the option may exercise an option granted to him, or any portion thereof. After the death of the optionee, any exercisable portion of an option may, prior to the time when such option becomes unexercisable under Section 7, be exercised by his personal representative or by any person empowered to do so under the deceased optionee's will or under the applicable laws of descent and distribution.

     (b) PARTIAL EXERCISE. At any time and from time to time prior to when any exercisable option or exercisable portion thereof becomes unexercisable under
Section 7, such option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the number of shares for which an option may be partially exercised shall be not less than 100 shares.

     (c) MANNER OF EXERCISE. An exercisable option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or Chief Financial Officer of the


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Company or their respective offices of all of the following prior to the time when such option or such portion becomes unexercisable under this Plan:

          (i) Notice in writing signed by the optionee or other person then entitled to exercise such option or portion, stating that such option or portion is exercised, such notice complying with all applicable rules established by the Committee;

          (ii)   (A)   Full payment (in cash or by check) for the shares with
     respect to which such option or portion is hereby exercised;

                 (B) With the consent of the Committee, shares of any class of the Company's stock owned by the optionee either duly endorsed for transfer to the Company or duly attested as to ownership with a Fair Market Value (as determinable under Section 4(c)) on the date of delivery equal to the aggregate option price of the shares of Class B Common Stock with respect to which such option or portion is thereby exercised (which shares shall be owned by the optionee for more than six months at the time they are delivered);

                 (C) With the consent of the Committee, any other form of cashless exercise permitted under Section 6(d) hereof; or

                 (D) Any combination of the consideration provided in the foregoing subsections (A), (B) and (C);

          (iii) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop transfer orders to transfer agents and registrars; and

          (iv) In the event that the option, or portion thereof, shall be exercised by any person or persons other than the optionee, appropriate proof of the right of such person or persons to exercise the option or portion thereof.

     (d) CASHLESS EXERCISE. The Company, in its sole discretion, may establish procedures whereby an optionee, to the extent permitted by and subject to the requirements of Rule 16b-3 under the Exchange Act, Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole



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discretion and from time to time, such administrative procedures and policies as it deems appropriate provided such procedures and policies are consistent with those of any cashless exercise program established pursuant to the 1996 Plan. Such procedures and policies shall be binding on any optionee wishing to utilize the cashless exercise program.

7.   EXPIRATION OF OPTIONS.

     No option may be exercised to any extent by anyone after the first to occur of the following events:

          (i) The expiration of 10 years and one day from the date the option was granted; or

          (ii) The expiration of eight months from the time the optionee shall voluntarily or involuntarily cease to continue to serve as a director of the Company (a "Termination of Directorship"), unless such Termination of Directorship results from his death or disability; or

          (iii) The expiration of one year from the date of the optionee's Termination of Directorship by reason of his disability; or

          (iv)   The expiration of one year from the date of optionee's death.

     For purposes of this Section 7, "disability" shall mean a medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months and which renders a director substantially unable to function as a director of the Company. Nothing contained herein or in any option agreement shall be construed to confer on any optionee any right to continue as a director of the Company.

8.   ACCELERATION OF VESTING UPON A CHANGE OF CONTROL.

     Notwithstanding anything to the contrary in Section 7 and/or any vesting provisions of any option, any option which has been held for at least six months shall become exercisable immediately upon the effective date of a "Change of
Control."   As used in this Section 8, the term "Change of Control" shall mean the occurrence of any of the following: (i) a business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is not the Surviving Organization; (ii) any business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is the Surviving Organization and such business combination occurred with an entity whose market capitalization prior to the transaction was greater than 50 percent of the Company's market capitalization prior to the transaction; (iii) the sale in a transaction or series of transactions of all or substantially all of the Company's assets; (iv) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the


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Exchange Act) other than UniHealth, a California nonprofit public benefit corporation ("UniHealth"), acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of 20 percent or more of the voting common stock of the Company and the beneficial ownership of the voting common stock of the Company owned by UniHealth at that date is less than or equal to the beneficial ownership interest of voting securities attributable to such other person or group; (v) a dissolution or liquidation of the Company; or (vi) the Company ceases to be subject to the reporting requirements of the Exchange Act as a result of a "going private transaction" (within the meaning of the Exchange Act). For purposes hereof, "Surviving Organization" shall mean any entity where the majority of the members of such entity's board of directors are persons who were members of the Company's board of directors prior to the merger, consolidation or other business combination and the senior management of the surviving entity includes all of the individuals who were the Company's executive management (the Company's chief executive officer and those individuals who report directly to the Company's chief executive officer) prior to the merger, consolidation or other business combination and such individuals are in at least comparable positions with such entity. The Committee may make such determinations and interpretations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with a Change in Control and acceleration of exercisability. All such determinations and interpretations by the Committee shall be conclusive. Each optionee shall receive at least 10 days' notice prior to the effective date of the Change of Control that their options will be exercisable upon the effective date of the Change of Control and the officers of the Company shall make adequate provisions to permit all optionees to exercise their options as of the effective date of the Change of Control.

9.   NON-TRANSFERABILITY OF OPTIONS.

     No option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 9 shall prevent transfers by will or by the applicable laws of descent and distribution or by other methods to any approved person pursuant to Section 6(a).

10.  ADJUSTMENTS UPON CERTAIN EVENTS.

     (a) CHANGES IN COMPANY'S SHARES. In the event that the outstanding shares of Class B Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, or in the event of extraordinary cash or non-cash


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dividends being declared with respect to the outstanding shares of Class B
Common Stock or other similar transactions, proportionate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which options may be granted (including adjustments of the limitation on the maximum number and kind of shares which may be issued on exercise of options), which adjustments shall be consistent with comparable adjustments made pursuant to the corresponding provision in the 1996 Plan.

     (b) ADJUSTMENTS IN OUTSTANDING AWARDS. In the event that the outstanding shares of Class B Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, or in the event of extraordinary cash or non-cash dividends being declared with respect to the outstanding shares of Class B Common Stock or other similar transactions, the Committee shall make proportionate adjustments in the number and kind of shares as to which all outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustments shall be consistent with comparable adjustments made pursuant to the corresponding provision in the 1996 Plan. Such adjustment in an outstanding option shall be made without change in the total price applicable to the option or the unexercised portion of the option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in option price per share. Any such adjustment made by the Committee shall be final and binding upon all optionees, the Company and all other interested persons.

11.  GENERAL RESTRICTIONS.

     (a) CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The shares of Class B Common Stock issuable and deliverable upon the exercise of any option, or any portion thereof, may be either previously authorized but unissued shares of Class B Common Stock or issued shares of Class B Common Stock which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of Class B Common Stock purchased upon the exercise of any option or portion thereof prior to fulfillment of all of the following conditions:

          (i) The admission of such shares of Class B Common Stock to listing on all stock exchanges on which such class of stock is then listed;

          (ii) The completion of any registration or other qualification of such shares of Class B Common Stock under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;


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          (iii)  The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

          (iv) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the option; and

          (v) The lapse of such reasonable period of time following the exercise of the option as the Committee may establish from time to time for reasons of administrative convenience.

     (b) RIGHTS AS STOCKHOLDERS. The holders of options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares of Class B Common Stock receivable upon the exercise of any part of an option unless and until certificates representing the shares of Class B Common Stock have been issued by the Company to such holders.

12.  WITHHOLDING TAX LIABILITY.

     (a) A holder of an option granted hereunder may elect to deliver shares of Class B Common Stock to the Company or have the Company withhold shares otherwise issuable upon the exercise of an option in order to satisfy federal, state and local withholding tax liability (a "share withholding election"), provided: (i) the Board or, if so designated, the Committee, shall not have revoked its advance approval of the holder's share withholding election; and
(ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date"). Notwithstanding the foregoing, a holder whose transactions in the Company's equity securities are subject to Section 16(b) of the Exchange Act may make a share withholding election only if the following additional conditions are met:
(i) the withholding is made at least six months after the date of the grant of the option; and (ii) either (x) the share withholding election is irrevocably made at least six months in advance of the withholding, or (y) the share withholding election and the share withholding take place during the period beginning on the third business day following the date of release of the Company's quarterly or annual financial results and ending on the twelfth business day following such date.

     (b) A share withholding election shall be deemed made when written notice of such election, signed by the holder, has been delivered or transmitted by registered or certified mail to the Secretary or Chief Financial Officer of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have shares withheld.


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     (c)  Upon exercise of an option by a holder, the Company shall transfer the total number of shares of Class B Common Stock subject to the option to the holder on the date of exercise, less any shares of Class B Common Stock the holder elects to withhold.

13.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

     This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that the Board may not amend or modify this Plan without the approval of the stockholders of the Company if stockholder approval would be required under
Section 422 of the Code or any law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company is subject. Neither the amendment, suspension nor termination of this Plan shall, without the consent of the holder of the option, impair any rights or obligations under any option theretofore granted. The Committee may amend or otherwise modify the terms of an option granted hereunder, from time to time, but no amendment or modification shall, without the consent of the holder of such option impair any rights or obligations of such option. No option may be granted during any period of suspension nor after termination of this Plan, and in no event may any option be granted under this Plan after exhaustion of the shares reserved for shares subject to options granted pursuant to this Plan.

14.  APPROVAL OF PLAN BY STOCKHOLDERS.

     This Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of this Plan and as determined necessary or desirable for actions taken pursuant to Section 13. Options may be granted prior to such stockholder approval; provided, however, that such options shall not be exercisable prior to the time when this Plan is approved by the stockholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all options previously granted under this Plan shall thereupon be canceled and become null and void.

15.  EFFECTIVE DATE OF PLAN.

     Subject to Section 14, the effective date of this Plan shall be December 1, 1996.


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